Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the balance sheets as of December 31, 2022 and 2021, statements of operations for years ended December 31, 2022 and 2021, cash flows for years ended December 31, 2022 and 2021, and Adjusted EBITDA for the quarter and year ended December 31, 2022 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations, Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)

The consolidating condensed balance sheets as of December 31, 2022 and 2021 are as follows:

	December 31, 2022			December 31, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$432	$606	$1,038	$508	$562	$1,070
Restricted cash	15	116	131	13	306	319
Accounts receivable, net	463	148	611	369	103	472
Inventories	45	14	59	30	12	42
Prepayments and other current assets	171	92	263	189	101	290
Assets held for sale	—	—	—	—	3,771	3,771
Total current assets	1,126	976	2,102	1,109	4,855	5,964
Investments in and advances to unconsolidated affiliates	—	94	94	—	158	158
Property and equipment, net	11,540	3,058	14,598	11,688	2,913	14,601
Gaming rights and other intangibles, net	3,149	1,565	4,714	3,255	1,665	4,920
Goodwill	9,014	1,990	11,004	9,014	2,062	11,076
Other assets, net	1,482	(467)	1,015	1,500	(188)	1,312
Total assets	$26,311	$7,216	$33,527	$26,566	$11,465	$38,031
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	206	108	314	175	79	254
Accrued interest	120	198	318	118	202	320
Accrued other liabilities	1,070	858	1,928	1,053	920	1,973
Due to affiliates	1,481	(1,481)	—	601	(601)	—
Current portion of long-term debt	$67	$41	$108	$67	$3	$70
Liabilities related to assets held for sale	—	—	—	—	2,680	2,680
Total current liabilities	2,944	(276)	2,668	2,014	3,283	5,297
Long-term financing obligation	11,364	1,246	12,610	11,191	1,233	12,424
Long-term debt	5,173	7,486	12,659	6,861	6,861	13,722
Long-term debt to related party	15	(15)	—	15	(15)	—
Deferred income taxes	1,518	(531)	987	1,555	(444)	1,111
Other long-term liabilities	427	425	852	524	412	936
Total liabilities	21,441	8,335	29,776	22,160	11,330	33,490
STOCKHOLDERS' EQUITY:
Caesars stockholders' equity	4,858	(1,145)	3,713	4,395	85	4,480
Noncontrolling interests	12	26	38	11	50	61
Total stockholders’ equity	4,870	(1,119)	3,751	4,406	135	4,541
Total liabilities and stockholders’ equity	$26,311	$7,216	$33,527	$26,566	$11,465	$38,031

The consolidating condensed statements of operations for years ended December 31, 2022 and 2021 are as follows:

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)

	Year Ended December 31, 2022			Year Ended December 31, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino	$3,961	$2,036	$5,997	$4,010	$1,817	$5,827
Food and beverage	1,351	245	1,596	970	170	1,140
Hotel	1,699	258	1,957	1,309	242	1,551
Other	1,100	171	1,271	933	119	1,052
Net revenues	8,111	2,710	10,821	7,222	2,348	9,570
EXPENSES:
Casino	1,841	1,685	3,526	1,830	1,299	3,129
Food and beverage	775	160	935	587	120	707
Hotel	438	91	529	357	81	438
Other	383	28	411	353	20	373
General and administrative	1,391	677	2,068	1,214	568	1,782
Corporate	282	4	286	249	60	309
Impairment charges	30	78	108	102	—	102
Depreciation and amortization	897	308	1,205	891	235	1,126
Transaction and other costs	27	(13)	14	56	88	144
Total operating expenses	6,064	3,018	9,082	5,639	2,471	8,110
Operating income (loss)	2,047	(308)	1,739	1,583	(123)	1,460
OTHER EXPENSE:
Interest expense, net	(1,586)	(679)	(2,265)	(1,648)	(647)	(2,295)
Loss on extinguishment of debt	(85)	—	(85)	(200)	(36)	(236)
Other income (loss)	24	22	46	(2)	(196)	(198)
Total other expense	(1,647)	(657)	(2,304)	(1,850)	(879)	(2,729)
Income (loss) from continuing operations before income taxes	400	(965)	(565)	(267)	(1,002)	(1,269)
Benefit (provision) for income taxes	(29)	70	41	60	223	283
Income (loss) from continuing operations, net of income taxes	371	(895)	(524)	(207)	(779)	(986)
Discontinued operations, net of income taxes	(2)	(384)	(386)	(22)	(8)	(30)
Net income (loss)	369	(1,279)	(910)	(229)	(787)	(1,016)
Net (income) loss attributable to noncontrolling interests	(2)	13	11	(3)	—	(3)
Net income (loss) attributable to Caesars	$367	$(1,266)	$(899)	$(232)	$(787)	$(1,019)

The consolidating condensed statements of cash flows for years ended December 31, 2022 and 2021 are as follows:

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)

	Year Ended December 31, 2022			Year Ended December 31, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$2,418	$(1,425)	$993	$2,304	$(1,105)	$1,199
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(621)	(331)	(952)	(327)	(193)	(520)
Acquisition of William Hill, net of cash acquired	—	—	—	—	(1,581)	(1,581)
Purchase of additional interest in Horseshoe Baltimore, net of cash consolidated	—	—	—	—	(5)	(5)
Acquisition of gaming rights and trademarks	(11)	—	(11)	(262)	(50)	(312)
Proceeds from sale of businesses, property and equipment, net of cash sold	23	16	39	261	465	726
Proceeds from the sale of investments	—	126	126	—	239	239
Proceeds from insurance related to property damage	—	36	36	—	44	44
Investments in unconsolidated affiliates	—	—	—	—	(39)	(39)
Other	—	(6)	(6)	—	—	—
Net cash used in investing activities	(609)	(159)	(768)	(328)	(1,120)	(1,448)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	750	750	1,500	108	1,200	1,308
Repayments of long-term debt and revolving credit facilities	(2,633)	(105)	(2,738)	(1,875)	(102)	(1,977)
Financing obligation payments	(4)	1	(3)	—	(5)	(5)
Transactions with parent	—	—	—	(117)	117	—
Debt issuance and extinguishment costs	—	(12)	(12)	—	(56)	(56)
Proceeds from issuance of common stock	—	1	1	—	3	3
Cash paid to settle convertible notes	—	—	—	—	(367)	(367)
Taxes paid related to net share settlement of equity awards	—	(27)	(27)	—	(45)	(45)
Distributions to noncontrolling interest	(1)	(2)	(3)	—	(2)	(2)
Net cash provided by (used in) financing activities	(1,888)	606	(1,282)	(1,884)	743	(1,141)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash flows from operating activities	—	(18)	(18)	26	(53)	(27)
Cash flows from investing activities	—	386	386	(2)	(1,473)	(1,475)
Cash flows from financing activities	—	—	—	—	591	591
Net cash from discontinued operations	—	368	368	24	(935)	(911)
Change in cash, cash equivalents, and restricted cash classified as assets held for sale	—	—	—	—	10	10
Effect of foreign currency exchange rates on cash	—	(29)	(29)	—	32	32
Increase (decrease) in cash, cash equivalents and restricted cash	(79)	(639)	(718)	116	(2,375)	(2,259)
Cash, cash equivalents and restricted cash, beginning of period	527	1,494	2,021	411	3,869	4,280
Cash, cash equivalents and restricted cash, end of period	$448	$855	$1,303	$527	$1,494	$2,021

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The reconciliations of net income (loss) attributable to Caesars to Adjusted EBITDA for quarter and year ended December 31, 2022 are as follows:

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
Net income (loss) attributable to Caesars	$53	$(201)	$(148)	$367	$(1,266)	$(899)
Net income (loss) attributable to noncontrolling interests	1	(15)	(14)	2	(13)	(11)
Net loss from discontinued operations	—	—	—	2	384	386
(Benefit) provision for income taxes	(25)	31	6	29	(70)	(41)
Other (income) loss	—	7	7	(24)	(22)	(46)
Loss on extinguishment of debt	52	—	52	85	—	85
Interest expense	402	183	585	1,586	679	2,265
Depreciation and amortization	226	69	295	897	308	1,205
Impairment charges	30	78	108	30	78	108
Transaction costs and other	26	16	42	73	17	90
Stock-based compensation expense	24	—	24	101	—	101
Adjusted EBITDA	$789	$168	$957	$3,148	$95	$3,243